Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-75078, 333-65632 and 333-19473 of Party City Corporation on Form S-8 of our report dated August 21, 2003, incorporated by reference in the Annual Report on Form 10-K of Party City Corporation for the fiscal year ended June 28, 2003.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

September 25, 2003

F-27